INTERNATIONAL DISTRIBUTOR AGREEMENT

This Agreement entered into this 20th day of September, 1997 by and between InfoImaging Technologies, Inc., (hereinafter called "COMPANY"), having its principle place of business at 7026 Koll Center Parkway, Suite 201, Pleasanton, CA 94566, and Orbit Company, Ltd. having its principle place of business at Prince Mohammed Abju Aziz Street (Tahlia St.); Concord Plaza; 3rd Floor, Jeddah, Kingdom of Saudi Arabia (hereinafter called "DISTRIBUTOR").

                           WITNESSETH

That THE PARTIES, in consideration of their respective promises set forth below, agree as follows:

I.   APPOINTMENT AND TERRITORY

DISTRIBUTOR accepts appointment as a exclusive DISTRIBUTOR for the purpose of marketing by way of sale or lease, or otherwise, COMPANY'S products specified in Attachment "A", DISTRIBUTOR price list.

II.  DATES OF COMING INTO FORCE AND NORMAL EXPIRATION OF THE CONTRACT

This Agreement shall become effective as of the date written above for twelve months, and shall remain in full force unless terminated for any reason or no reason by either party in writing at least thirty (30) days prior to the termination date. However, if at any time DISTRIBUTOR shall: (a) commit a breach of any material obligation imposed upon it by agreement, (b) default in making any payment required hereunder, (c) become insolvent, be subject to a petition in bankruptcy filed by or against committee or creditor, (d) assign or attempt to assign this Agreement, COMPANY may terminate this agreement by notifying DISTRIBUTOR by certified mail or confirmed fax of the default. DISTRIBUTOR shall have 30 days from this notice to cure said default(s). In the event DISTRIBUTOR does not, termination shall take effect at the end of the thirty (30) day period.

Such termination shall not prejudice any cause of action or claim of COMPANY which COMPANY may have on account of any breach of this Agreement.

In the event of termination on grounds other than provisions (a) to (d) above, DISTRIBUTOR will receive discounts, as appropriate, on a unfilled orders placed prior to termination.

III.  CONTRACTUAL PRICES

The prices at which COMPANY will sell its products to the DISTRIBUTOR are set forth in Attachment "A". These prices are Ex COMPANY'S factory and it exclusive of State and local taxes. COMPANY'S prices do not include sales, use, excise, value-added or similar taxes. Consequently, in addition to the price specified herein, DISTRIBUTOR shall pay, or reimburse COMPANY for the gross amount of any present or future sales, use, excise, value-added or similar tax applicable to the sale or furnishing of any services or Products hereunder, or to their use by COMPANY with tax exemption evidence acceptable to the tax authorities.

a.  Increases

Prices are Ex COMPANY'S factory, and may be changed by COMPANY by notification in writing to the DISTRIBUTOR.

However, no price may be increased for Products purchased under a firm and outstanding order in effect at the time of the price increase notification.

b.  Reductions

If, during the term of this Agreement, COMPANY makes a general price reduction in the prices of any of the Products, such newly established prices shall apply for the duration of this Agreement or until such prices are further reduced.

IV.  METHOD OF SHIPMENT

Shipment will be made Ex COMPANY'S factory. COMPANY reserves the right to utilize any commercia mode of shipment unless otherwise specified by DISTRIBUTOR at time of order.

V.  RIGHTS AND OBLIGATIONS OF COMPANY

a.  Acceptance of Orders

COMPANY agrees to accept orders placed for Products which are submitted in compliance with this Agreement. Orders shall be considered accepted on the mailing of their formal order acknowledgment. Shipment of all or part of the goods ordered shall also be considered accepted on the same terms, but shipment of an order shall not obligate COMPANY to make further shipments. COMPANY shall have no obligation to ship unless the terms of payment are satisfactory to COMPANY at is sole and absolute discretion, at the time of shipment.

b.  Excusable Delays

COMPANY shall not be liable for delays in delivery or performance, or for failure to manufacture, deliver or perform, due to (1) causes beyond its reasonable control, (2) acts of God, distributor, civil or military authority, governmental priorities, strike or other labor disturbances, floods, epidemics, war, riot, delays in transportation, (2) COMPANY'S inability to obtain necessary materials, components, services, or facilities.

c.  Marketing Support

COMPANY will supply reasonable quantities of marketing material and Product support information to the DISTRIBUTOR at no charge for the term of this Agreement.

d.  Company's Industrial Property Rights

The DISTRIBUTOR will promptly inform COMPANY of any infringement that may come to his notice in the course of his work in respect to patent rights, copyright, trademark, and the like, being the property of or used by COMPANY, and assist COMPANY'S request in taking necessary steps to defend these rights.

The DISTRIBUTOR may use COMPANY'S trademark during the life of this Agreement solely in conjunction with the sale of the product and, upon termination of this Agreement, shall discontinue all such uses and any representations which make it appear that DISTRIBUTOR is still handling COMPANY'S Products; provided that the DISTRIBUTOR shall be permitted to dispose of inventory after the termination of this Agreement for any reason other than its breach of Contract.

e.  No Power to Enter into Binding Agreements

DISTRIBUTOR shall not sign any contract in the name of COMPANY in any way to any obligation and shall not hod itself out or purport to act as COMPANY'S legal partner or legally empowered agent or representative for an purpose whatsoever.

f.  No Capacity to Act in the Name of InfoImaging

The relationship between COMPANY and DISTRIBUTOR created hereby is intended to be that of vendor and vendee and, with respect to sales by COMPANY to third parties, that of an independent distributor and not that of principal or agent. DISTRIBUTOR shall not, and is not authorized to, enter into any commitment on behalf of COMPANY.

g.  Confidential Information

The DISTRIBUTOR and COMPANY shall maintain in confidence and not use any business and technical information marked "Confidential", which becomes available to either party under or in connection with this Agreement, unless written permission is obtained from the other party. This obligation shall continue for two (2) years after the termination of this Agreement.

h.  Compliance with Laws

The COMPANY' parties' obligations hereunder shall be at all times subject to the exports, imports, and other laws and regulations of countries.

VI.  RIGHTS AND OBLIGATIONS OF THE DISTRIBUTOR

a.  Maintaining an Adequate Sales Capacity

DISTRIBUTOR shall maintain a sales capability to supply and service COMPANY'S Products.

DISTRIBUTOR shall stock Product in inventory sufficient to maintain and expand sales.

b.  Sales Aid and Advertising Matter

DISTRIBUTOR shall effectively advertise and promote COMPANY'S Products utilizing advertising programs in keeping with good business practices.

c.  Product Warranties

The DISTRIBUTOR accepts COMPANY'S Warranty given in Attachment "B", and agrees that such Warranty shall commence at the date of shipment of Products.

d.  Limited Liability

Neither party will be liable for any direct, indirect, incidental, consequential, or special damages suffered by the other party, its customers, or others arising out of or related to this agreement or the products even if advised of the possibility of such damages.

e.  Non-Assignment of Agreement Clause

DISTRIBUTOR shall not assign all or any part of its interest in this Agreement without the prior written consent of COMPANY and shall give COMPANY thirty
(30) days prior written notice of any transaction affecting the majority of ownership of DISTRIBUTOR which shall be considered an assignment under this agreement. Any attempted assignment without COMPANY'S prior written consent will be void.

VII.  GOVERNING LAWS

The rights and obligations of the parties hereunder shall be determined in accordance with the laws of the State of California, excluding the body of laws known as conflicts of law.

VIII.  NOTICES

All formal notices and communications hereunder shall be sent by certified mail, or facsimile (fax), with a copy sent by ordinary mail. It shall be deemed to have been given the date received in the case of certified mail, or on the receipt facsimile (fax). Understanding that either party may from time-to-time change the address to which notices to it are to be sent, written notice of such change is to be given to the other party.

IX.  GENERAL CLAUSE

This Agreement embodies the entire Agreement of THE PARTIES with respect to the subject matter hereof. Any previous understanding, correspondence or Agreement, verbal or otherwise, between THE PARTIES is of no effect, for the amendments or modifications shall be made only in writing, specifically referring to this Agreement and signed by THE PARTIES. In the event of dispute between THE PARTIES, THE PARTY prevailing shall recover from THE OTHER PARTY reasonable attorney fees and costs.

IN WITNESS WHEREOF THE PARTIES hereto have caused this Agreement to be executed as of the date first written above, by their duly authorized officers or representatives.

DISTRIBUTOR                             INFOIMAGING


"Adel Al-Sharif"                        "J. Douglas Wather"
-------------------------               -------------------------
Adel Al-Sharif                          J. Douglas Wather
General Manager                         V.P. Sales & Marketing
20/9/97                                 29/9/97

                          ATTACHMENT A
                          CONFIDENTIAL
               INTERNATIONAL DISTRIBUTOR PRICING

InfoImaging international distributors shall be awarded specific, exclusive territory of Saudi Arabia and the Arabian Gulf states in which they will market the 3D FAX product line for twelve months. The qualified Distributor typically sells to end-users, and concentrates heavily on software and/or data communications and fax technology users as a large part of their business.

SOFTWARE
--------

                         International Price Part Number
3D FaxFile Professional       $(*)             FF33776
3D FaxFile Freeware           $(*)             FF33373
FaxSpeed                      $(*)             FS77372

HARDWARE
--------

                         International Price Part Number
3D FaxPal Plus, .5M memory    $(*)             FP05758
(includes line sharing and bonus 3D FaxFile basic software)
3D FaxPal Plus, 2.5M memory   $(*)             FP20758
(includes line sharing and bonus 3D FaxFile basic software)
FaxPal II, .5M memory         $(*)             FP05372
(Non-line sharing-unit only)
FaxPal II, 2M memory          $(*)             FP20372
2M memory upgrade             $(*)             MC22273
4M memory upgrade             $(*)             MC42273

                     Distributor Guidelines

Exclusivity Terms:  - wire transfer to InfoImaging account --- $(*) upon execution of contract
                    - wire transfer to InfoImaging account --- $(*) 4 months after execution
                    - wire transfer to InfoImaging account --- $(*) 8 months after execution

Purchasing Terms:   - orders placed during each 4 month period will be
deducted from the $(*) wire transfer. Funds not used during a particular 4-month period are non-refundable and non-transferable to the next 4-month period. Any purchase requirements during a 4-month period over the $(*) deposit will apply to the next 4-month purchase requirement and funds must be sent via wire transfer before shipment.

With opening software order Distributor receives Freeware Packages to distribute to his prospects.

With opening software order Distributor receives appropriate literature and sales tools.

Distributor provides technical support to his customers.

All shipments are FOB manufacturer.  Above prices do not include freight.

All prices are in U.S. Dollars, ex Company's factory, Pleasanton, California, U.S.A.

*** Confidential portion omitted

                          ATTACHMENT B
                        LIMITED WARRANTY

ITI warrants only (a) that the media on which the product is furnished and protection device will be free from defects in materials and workmanship under normal use for a period of 90 days from the date of delivery to the end user and (b) that the product will operate substantially as described in the user manual during that 90 day period.

THE END USER MUST ASSUME FULL RESPONSIBILITY FOR THE SELECTION OF THE PRODUCT TO ACHIEVE THEIR INTENDED PURPOSES, FOR THE PROPER INSTALLATION AND USE OF THE PRODUCT AND FOR VERIFYING THE RESULTS OBTAINED FROM USE OF THE PRODUCT. ITI DOES NOT WARRANT THAT THE FUNCTIONS CONTAINED IN THE PRODUCT WILL MEET END USER REQUIREMENTS, THAT THE PROGRAM IS FIT FOR ANY PARTICULAR PURPOSE OR THAT THE OPERATION OF THE PROGRAM WILL BE INTERRUPTED, ERROR FREE OR VIRUS FREE.

Should the end user discover a defect in the recording medium or an error in the product within the 90 day warranty period, they must return the defective item to ITI. A copy of the receipt or other proof that the warranty period has not expired must be included. ITI will, upon verification of the defect or error, either repair or replace the defective item or refund the amount paid.

THIS LIMITED WARRANTY IS IN LIEU OF ALL OTHER WARRANTIES, WHETHER ORAL OR WRITTEN. ANY IMPLIED WARRANTIES, INCLUDING IMPLIED WARRANTIES OF
MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE, ARE EXPRESSLY EXCLUDED.